BNY Mellon Municipal Income, Inc.

BNY Mellon Municipal Bond Infrastructure Fund, Inc.
(collectively, the "Funds")

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Jeff Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to:

1)	execute for and on behalf of the undersigned, in the undersigned's capacity as a Director/Trustee of a Fund, as applicable, any and all amendments, including pre- and post-effective amendments, to a Fund's Registration Statement on Form N-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC");
2)	execute for and on behalf of the undersigned, in the undersigned's capacity as a Director/Trustee or Advisory Board Member of a Fund, as applicable, any and all forms in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;
3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms, complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority, if applicable, including completing and executing an Application for EDGAR Access on Form ID; and
4)	take any other action of any type in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or on behalf of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

Effective September 16, 2021, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

This Power of Attorney shall remain in full force and effect until either properly revoked in writing or, with respect to each person appointed as attorney-in-fact above, until such time as such person ceases to be an employee of The Bank of New York Mellon Corporation or one of its affiliates.

2

/s/ Joseph S. DiMartino September 22, 2021

Joseph S. DiMartino

/s/ Tamara Belinfanti September 16, 2021

Tamara Belinfanti

/s/ Francine J. Bovich September 22, 2021

Francine J. Bovich

J. Charles Cardona September 23, 2021

J. Charles Cardona

/s/ Andrew J. Donohue September 23, 2021

Andrew J. Donohue

/s/ Isabel P. Dunst September 23, 2021

Isabel P. Dunst

/s/ Nathan Leventhal September 24, 2021

Nathan Leventhal

/s/ Robin A. Melvin September 22, 2021

Robin A. Melvin

/s/ Roslyn M. Watson September 24, 2021

Roslyn M. Watson

/s/ Benaree Pratt Wiley September 22, 2021

Benaree Pratt Wiley